UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A1

Amendment to CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 4, 2004

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 — Entry into a Material Definitive Agreement

                On October 4, 2004, we entered into a registration rights agreement with an accredited investor relating to an investment by that investor in a private placement of $3,300,000 as described under Item 3.02, below.

Item 3.02 — Unregistered Sales of Securities

                On October 4, 2004, we issued 33,000 shares of our Series E Convertible Preferred Stock and 614,000 common stock warrants to a single, offshore, accredited investor in exchange for its investment of $3,300,000.  In addition, we paid a due diligence fee of $231,000 and reimbursement of $20,000 in expenses, and (after our own expenses) received net proceeds of approximately $3,050,000.  The accredited investor is Asset Managers International Ltd (“AMI”) of Dublin, Ireland.  The following sets forth the information required by Item 701 in connection with that transaction:

(a)           The transaction was completed effective October 4, 2004.   We issued 33,000 shares of our Series E Convertible Preferred Stock and 614,000 common stock warrants to one offshore, accredited investor.

(b)           There was no placement agent or underwriter for the transaction.

(c)           The total offering price was $3,300,000.  No underwriting discounts or commissions were paid.  We paid a fee of $231,000 to AMI as a due diligence fee and paid its legal expenses of $20,000.

(d)           We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction, as well as Regulation D and Regulation S.  We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that the accredited investor obtained all information regarding Isonics it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)           The Series E Convertible Preferred Stock bears a dividend of 8% per annum ($8.00 per share per year), payable in cash, in arrears, monthly, commencing October 4, 2004 (and payable at each month end).  The dividend obligation terminates after one year or earlier if the Series E Convertible Preferred Stock is converted to common stock.

The Series E Convertible Preferred Stock has a liquidation preference of $100 per share plus any accrued but unpaid dividends.

The Series E Convertible Preferred Stock is convertible into common stock at a price equal to 85% of Market Price on the conversion date, but at a price no higher than $1.24 per share (the “Ceiling Price”) and no lower than $1.00 per share (the “Floor Price”).  For purposes of determining the Conversion Price, the “Market Price” shall be the average of the lowest three intra-day trading prices of Isonics’ common stock (which need not occur on consecutive trading days) during the 5 trading days immediately preceding the conversion date.  The 5 trading day period shall be extended by the number of trading days during such period on which

(i) trading in Isonics’ common stock is suspended by, or not traded on, the OTC Bulletin Board or a subsequent market on which the common stock is then traded, or

(ii) after the date of Registration Statement (the “Registration Statement”) for the underlying shares of common stock of the Corporation into which the Series E Preferred Stock may be converted is declared effective by the SEC, the prospectus included in the Registration Statement may not be used by the holder for resale of underlying shares of common stock, is suspended by, or not traded on, the NASDAQ Small Cap or a subsequent market on which the common stock is then listed, or

(iii) after the date the Registration Statement is declared effective by the SEC, the prospectus included in the Registration Statement for the underlying shares may not be used by the holder for the resale of underlying shares of common stock (provided such inability to use the prospectus is not (a) caused by the holder or (b) as a result of Isonics’ filing of post-effective amendments to the Registration Statement.)

Each common stock warrant is exercisable to purchase one share of common stock through October 4, 2007.  One-half (307,000) of the common stock warrants have an exercise price of $1.24 per share; the remaining one-half of the common stock warrants have an exercise price of $1.35 per share.  (At the time we reached agreement for the transaction on September 30, 2004, the market price for our stock was $1.31 per share and the twenty day average closing price of our common stock ending at the close of market on September 30, 2004, was $1.27 per share.)

We have an obligation to register the shares underlying the Series E Convertible Preferred Stock and the common stock warrants, including the obligation to file a registration statement within 34 days of October 4, 2004 and to obtain effectiveness of the registration statement within 70 days after the filing of the registration statement.

(f) We will use the proceeds for continued development of NeutroTest and other expenses related to our Homeland Security division, in our semiconductor division, for new product development in our life sciences division, and for general corporate purposes.

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                On October 6, 2004, we appointed Lindsay Gardner as our Vice President of Corporate Development and Strategic Planning.  She will remain on the board of directors and as a member of the audit committee until a replacement has been selected by the Board of Directors.  Any person selected by the Board to replace Ms. Gardner on the Board will be submitted to the shareholders for approval at our annual meeting of shareholders, scheduled to be held on January 25, 2004.

As a result of her appointment as Vice President and becoming an employee of Isonics, she is no longer considered an “independent director” under the rules of the Nasdaq SmallCap Marketplace.  Because of the phase-in of the new Nasdaq Marketplace Rules adopted in December 2003, we remain in compliance with those rules, including Rule 4350A(d)(2)(C) requiring an audit committee, but (through July 15, 2005) permitting the audit committee for small business issuers (such as Isonics) to include at least two members, a majority of which must be independent.  Messrs. Weiss and Parker, who are also on the audit committee, are independent directors.  Mr. Weiss is now the chair of the audit committee.

                As Vice President of Corporate Development and Strategic Planning, Ms. Gardner will assist the President in developing strategies for expanding business opportunities, mergers and acquisitions, strategic planning for the existing business environment, licensing and strategic partnership relationships, and forming other business relationships.  We have not at this point in time entered into an employment agreement with Ms. Gardner.

                Ms. Gardner has served as a director of Isonics since September 1993.  Until September, 2004, Ms. Gardner was Director, Corporate Development and Strategic Planning for Menasha Corporation of Appleton, Wisconsin. From 1991 to 2001, Ms. Gardner was President of LG Associates, a U.S.-based management consulting firm providing strategic planning and materials management expertise to foreign company affiliates of U.S. companies in developing countries. During her tenure at LG Associates, Ms. Gardner resided in Moscow, Russia from September 1991 to January 1994, and Beijing, China from January 1994 to April 2000. From 1977 to 1991, Ms. Gardner worked for General Electric Corporation in a variety of management and functional positions including international marketing, quality assurance and supply chain management. Ms. Gardner received a Bachelors degree in International Economics from The George Washington University Elliott School of International Affairs and earned a Masters of Business Administration from the University of Louisville.  Ms. Gardner is not a director of any other company that files reports under the Securities Exchange Act of 1934.  There are no family relationships between Ms. Gardner and any other executive officer, director, or greater-than-5% shareholder of Isonics.  Ms. Gardner is not involved in any related party transactions with Isonics of the sort that needs to be described pursuant to Item 404 of Regulation S-B.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 1, 2004, Isonics filed its certificate of determination of preferences and rights of Series E Convertible Preferred Stock with the California Secretary of State to complete the private placement of the Series E Preferred Stock described in Item 3.02, above.  This filing acts as an amendment to Isonics’ articles of incorporation.

Item 9.01 — Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

                Not applicable.

(b)           Pro forma financial information.

                Not applicable.

(c)           Exhibits

	1	Certificate of Determination for Series E Convertible Preferred Stock+
	2	Registration Rights Agreement+

+	Included with the original filing.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of October 2004.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer